UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 31, 2011

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On March 31, 2011, Ashland Inc. (“Ashland”) completed the sale of substantially all of the assets of the global distribution business conducted by the segment of Ashland known as “Ashland Distribution” (the “Business”) pursuant to the terms of the Agreement of Purchase and Sale, dated November 5, 2010 and amended as of March 31, 2011 (the “Amended Agreement”), by and between Ashland and Nexeo Solutions, LLC, formerly known as TPG Accolade, LLC (“Nexeo”) for a purchase price of approximately $979 million in cash, including adjustments for estimated closing net working capital and certain accrued non-U.S. pension obligations, plus the assumption of certain other specified liabilities.  The purchase price is subject to post-closing adjustments for actual net working capital and accrued non-U.S. pension obligations at closing.  Ashland will file the financial information required by Item 9.01(b) of Form 8-K and the Amended Agreement within four business days of March 31, 2011.

The closing of the Business is discussed further in the news release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

Exhibit        Description

99.1	News Release dated March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

March 31, 2011	/s/ David L. Hausrath
David L. Hausrath
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit        Description

99.1	News Release dated March 31, 2011.